UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 14, 2009

CenterStaging Corp.
(Exact name of Registrant as specified in its Charter)

Delaware

(State or other Jurisdiction of Incorporation)

000-50955	45-0476087
(Commission File Number)	(I.R.S. Employer Identification Number)

3407 Winona Avenue
Burbank, California	91504
(Address of Principal Executive Offices)	(Zip Code)

818-559-4333

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Centerstaging Musical Productions, Inc. – Debtor-in-Possession (“CMPI”), the wholly owned subsidiary of Centerstaging Corp. (the “Company”) filed for Chapter 11 bankruptcy on March 10, 2008, case # 2:08-bk-13019-VZ.  On December 4, 2008 the United States Bankruptcy Court approved a Section 363 bankruptcy sale to Mix Entertainment Holdings, LLC “Mix” for i) the sale of assets of CMPI for $3.8 million, plus the assumption of certain liabilities, and ii) approved an offer of $4.0 million by Mix to purchase affiliated real property leased by CMPI, located at 2820 Hollywood Way, Burbank, CA 91504 (“2820 Hollywood Way”) owned by Jan & Johnny, Inc.-Debtor-in-Possession (2:08-bk-18277-VZ).  Assuming all conditions were met, the Company expected the transaction to close in the quarter ending December 31, 2008.

As of December 31, 2008, all of the conditions of the transaction were not met, Mix did not waive contingencies, and Mix requested an extension of the December 31, 2008 close date, which was objected to by certain creditors.  The requested extension was not approved by the Court, and the transaction was contractually terminated.

The Company is pursuing other sale alternatives within its Chapter 11 bankruptcy proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 14, 2009

CENTERSTAGING CORP.

By:	/s/ John G. Caswell
John G. Caswell
President